Exhibit 99.2

NASDAQ: Earnings Presentation OCSL Third Quarter 2025

Forward Looking Statements & Legal Disclosures Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of Oaktree Fund Advisors, LLC (together with its affiliates, “Oaktree”) to implement Oaktree’s future plans with respect to our business; the ability of Oaktree and its affiliates to attract and retain highly talented professionals; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments and additional leverage we may seek to incur in the future; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; the cost or potential outcome of any litigation to which we may be a party; and the impact of current global economic conditions, including those caused by inflation, an elevated (but decreasing) interest rate environment and geopolitical risks on all of the foregoing. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended September 30, 2024 and our quarterly report on Form 10-Q for the quarter ended December 31, 2024. Other factors that could cause actual results to differ materially include: changes or potential disruptions in our operations, the economy, financial markets and political environment, including those caused by tariffs and trade disputes with other countries, inflation and an elevated interest rate environment; risks associated with possible disruption in our operations or the economy generally due to terrorism, war or other geopolitical conflict, natural disasters, pandemics or cybersecurity incidents; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Calculation of Assets Under Management References to total “assets under management” or “AUM” represent assets managed by Oaktree and a proportionate amount of the AUM reported by DoubleLine Capital LP (“DoubleLine Capital”), in which Oaktree owns a 20% minority interest. Oaktree’s methodology for calculating AUM includes (i) the net asset value (“NAV”) of assets managed directly by Oaktree, (ii) the leverage on which management fees are charged, (iii) undrawn capital that Oaktree is entitled to call from investors in Oaktree funds pursuant to their capital commitments, (iv) for collateralized loan obligation vehicles (“CLOs”), the aggregate par value of collateral assets and principal cash, (v) for publicly-traded business development companies, gross assets (including assets acquired with leverage), net of cash, and (vi) Oaktree’s pro rata portion (20%) of the AUM reported by DoubleLine Capital. This calculation of AUM is not based on the definitions of AUM that may be set forth in agreements governing the investment funds, vehicles or accounts managed and is not calculated pursuant to regulatory definitions. Unless otherwise indicated, data provided herein are dated as of June 30, 2025. Third Quarter 2025 Investor Presentation NASDAQ: OCSL

Financial Highlights for the Quarter Ended June 30, 2025 • $0.38 per share for GAAP net investment income and $0.37 per share for adjusted net investment income, as compared with $0.45 per share for the quarter ended March 31, 2025 • June quarter results were impacted by: • $3.9 million of non-cash interest expense as a result of writing off certain deferred financing costs in connection with Adjusted Net 1 terminating the Citibank facility and the amendment of our syndicated credit facility resulting in a 3.6 cents per share impact Investment Income to adjusted NII2 • Our June quarter non-recurring income was approximately $2.1 million, or approximately 1.9 cents of adjusted NII per share2, less than our median non-recurring income over the past two years • In the third fiscal quarter, the Part I incentive fee cap resulted in a waiver of $5.4 million Net Asset Value Per • $16.76 per share, up slightly as compared with $16.75 per share as of March 31, 2025 Share • The increase was primarily driven by unrealized appreciation on certain debt and equity investments • Declared a quarterly cash distribution of $0.40 per share Dividends • Distribution will be payable on September 30, 2025 to stockholders of record as of September 15, 2025 • $147 million of new investment commitments Investment • 9.1% weighted average yield on new debt investments Activity • $143 million of new investment fundings • Received $249 million of proceeds from prepayments, exits, other paydowns and sales • $2.8 billion at fair value across 149 portfolio companies Portfolio • 10.1% weighted average yield on debt investments, down from 10.2% in the prior quarter Characteristics • 83% senior secured, including 81% first lien loans • 91% of debt portfolio was floating rate • 0.93x net debt to equity ratio Capital Structure • $80 million of cash and $650 million of undrawn capacity on our credit facility & Liquidity • Amended our existing revolving credit facility, extending maturity ~2 years and reducing pricing by 12.5bps • Terminated the Citibank facility in May 2025, which is expected to result in interest expense savings. 1. See appendix for a description of this non-GAAP measure. 2 2. The calculation of the per share impact to adjusted NII reflects the hypothetical impact to the Part I incentive fee.

Portfolio Summary Portfolio Characteristics Portfolio Composition (At fair value) (As % of total portfolio at fair value; $ in millions) 5% 6% 5% First Lien – $2,279 2% $2.8bn 149 Second Lien – $65 Total Investments Portfolio Companies Unsecured Debt – $138 Equity – $153 81% Joint Ventures – $175 10.1% $161mm Top 10 Industries2,3 % FV Weighted Average Yield on Median Debt Portfolio Software & Services 22.3% Debt Investments Company EBITDA1 Health Care Equipment & Services 11.3% Capital Goods 9.1% Pharmaceuticals, Biotechnology & Life Sciences 8.1% Media & Entertainment 6.8% 83% 91% Commercial & Professional Services 5.6% Senior Secured Floating Rate Diversified Financials 5.4% Consumer Services 4.7% Debt Investments Retailing 3.1% Real Estate 3.0% Total Top 10 79.4% As of June 30, 2025 Note: Numbers may not sum due to rounding. 1. Excludes investments in negative EBITDA borrowers, life sciences lending, royalty interest financings, structured products, non-accruals, recurring revenue businesses and other non-EBITDA borrowers. 2. Based on GICS industry group classification. 3. Excludes multi-sector holdings, which is primarily composed of investments in Senior Loan Fund JV I LLC (the “Kemper JV”) and OCSI Glick JV LLC (the “Glick JV”), joint ventures that invest primarily in senior 3 secured loans of middle market companies.

OAKTREE
OCSL | Specialty Lending Corporation

Portfolio Highlights

($ in thousands, at fair value)	As of				
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Investments at Fair Value	$2,809,377	$2,892,771	$2,835,294	$3,021,279	$3,121,703
Number of Portfolio Companies	149	152	136	144	158
Average Portfolio Company Debt Investment Size	$19,400	$19,700	$22,000	$22,000	$19,900
Asset Class:					
First Lien	81.1%	80.9%	81.8%	81.7%	82.5%
Second Lien	2.3%	3.4%	3.0%	3.5%	3.5%
Unsecured Debt	4.9%	5.0%	3.9%	3.6%	3.8%
Equity	5.5%	4.6%	4.8%	5.0%	4.2%
Joint Venture Interests	6.2%	6.1%	6.5%	6.1%	6.0%
Interest Rate Type for Debt Investments:					
% Floating-Rate	90.9%	89.8%	87.6%	88.4%	85.3%
% Fixed-Rate	9.1%	10.2%	12.4%	11.6%	14.7%
Yields:					
Weighted Average Yield on Debt Investments[1]	10.1%	10.2%	10.7%	11.2%	11.9%
Cash Component of Weighted Average Yield on Debt Investments	9.1%	9.3%	9.5%	10.0%	10.6%
Weighted Average Yield on Total Portfolio Investments[2]	9.6%	9.8%	10.2%	10.7%	11.5%

Note: Numbers may not sum due to rounding.

1. Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments, including the Company's share of the return on debt investments in the Kemper JV and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the mergers of Oaktree Strategic Income Corporation (the "OCSI Merger") and Oaktree Strategic Income II, Inc. (the "OSI2 Merger"). See appendix for a description of the non-GAAP financial measures.
2. Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments and dividend income, including the Company's share of the return on debt investments in the Kemper JV and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the OCSI Merger and the OSI2 Merger. See appendix for a description of the non-GAAP financial measures.

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Investment Activity New Investment Highlights Historical Funded Originations and Exits ($ in millions) ($ in millions) $500 $352 $406 $400 $338 Total Commitments $279 $147 $300 $233 $249 5 $200 $201 $143 new borrowers $100 Existing Borrowers $56 $0 9/30/24 12/31/24 3/31/25 6/30/2025 New Funded Investments1 Investment Exits2 9.1% Seniority Breakdown weighted average yield on new debt commitments (As % of new investment commitments; $ in millions) New Borrowers $91 100% First Lien—$147mm also held by other Oaktree funds Second Lien—$0mm Subordinated Debt—$0mm 100% As of June 30, 2025 Note: Numbers rounded to the nearest million or percentage point and may not sum as a result. 1. New funded investments includes drawdowns on existing delayed draw and revolver commitments. 5 2. Investment exits includes proceeds from prepayments, exits, other paydowns and sales.

Investment Activity (continued) As of ($ in thousands) 6/30/2025 3/31/2025 12/31/2024 9/30/2024 6/30/2024 New Investment Commitments $147,200 $407,000 $198,100 $259,000 $338,700 New Funded Investment Activity1 $143,300 $405,800 $201,300 $232,700 $293,200 Proceeds from Prepayments, Exits, Other Paydowns and Sales $249,400 $279,400 $352,400 $338,300 $185,500 Net New Investments2 -$106,100 $126,400 -$151,100 -$105,600 $107,700 New Investment Commitments in New Portfolio Companies 5 24 5 9 11 New Investment Commitments in Existing Portfolio Companies 6 8 8 10 9 Portfolio Company Exits 8 8 13 23 3 Weighted Average Yield at Cost on New Debt Investment 9.1% 9.5% 9.6% 9.9% 11.1% Commitments 1. New funded investment activity includes drawdowns on existing revolver commitments. 6 2. Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

Investment Activity (continued) New Investment Commitment Detail ($ in millions) Security Type Market Investment Unsecured Private Primary Secondary Avg. Secondary Fiscal Quarter Number of Deals First LienSecond Lien Commitments & Other Placement (Public) (Public) Purchase Price 2Q2021 $318 20 $253 $44 $21 $245 $63 $10 93% 3Q2021 $178 10 $141 $25 $12 $104 $70 $5 97% 4Q2021 $385 20 $350 $13 $23 $304 $79 $2 100% 1Q2022 $300 21 $220 $77 $2 $227 $73 — N/A 2Q2022 $228 25 $163 $17 $48 $162 $26 $40 96% 3Q2022 $132 28 $100 $6 $25 $63 $5 $63 91% 4Q2022 $97 11 $65 — $32 $71 $22 $4 92% 1Q2023 $250 25 $214 $10 $26 $188 $49 $14 82% 2Q2023 $124 9 $124 -—- $118 $5 $1 81% 3Q2023 $251 10 $227 $24 $0.2 $224 $20 $7 85% 4Q2023 $87 6 $87 -—- $76 $12 — N/A 1Q2024 $370 24 $354 — $16 $302 — $68 90% 2Q2024 $396 35 $364 — $32 $205 $99 $92 98% 3Q2024 $339 20 $302 $3 $34 $256 $58 $24 97% 4Q2024 $259 19 $252 $5 $2 $227 $32 — N/A 1Q2025 $198 13 $198 -—- $198 -—- N/A 2Q2025 $407 32 $357 $11 $39 $230 $60 $117 98% 3Q2025 $147 11 $147 -—- $147 -—- N/A Note: Numbers may not sum due to rounding. Excludes any positions originated, purchased and sold within the same quarter and the assets acquired in the OSI2 Merger. 7

OAKTREE
OCSL | Specialty Lending Corporation

Financial Highlights

($ and number of shares in thousands, except per share amounts)	As of				
	6/30/2025	**3/31/2025**	**12/31/2024**	**9/30/2024**	**6/30/2024**
GAAP Net Investment Income per Share	$0.38	$0.45	$0.54	$0.55	$0.54
Adjusted Net Investment Income per Share[1]	*$0.37*	*$0.45*	*$0.54*	*$0.55*	*$0.55*
Net Realized and Unrealized Gains (Losses), Net of Taxes per Share	$0.06	-$0.88	-$0.45	-$0.10	-$0.53
Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes per Share[1]	*$0.07*	*-$0.88*	*-$0.45*	*-$0.10*	*-$0.54*
Earnings (Loss) per Share	$0.44	-$0.42	$0.09	$0.45	$0.01
Adjusted Earnings (Loss) per Share[1]	*$0.43*	*-$0.43*	*$0.09*	*$0.45*	*$0.01*
Quarterly Distributions per Share	$0.40	$0.40	$0.40	$0.55	$0.55
Quarterly Supplemental Distributions per Share	--	$0.02	$0.07	--	--
Total Quarterly Distributions per Share	$0.40	$0.42	$0.47	$0.55	$0.55
NAV per Share	$16.76	$16.75	$17.63	$18.09	$18.19
Weighted Average Shares Outstanding	88,086	85,916	82,245	82,245	81,830
Shares Outstanding, End of Period	88,086	88,086	82,245	82,245	82,245
Investment Portfolio (at Fair Value)	$2,809,377	$2,892,771	$2,835,294	$3,021,279	$3,121,703
Cash and Cash Equivalents	$79,799	$97,838	$112,913	$63,966	$96,321
Total Assets	$2,964,212	$3,079,167	$3,083,792	$3,198,341	$3,322,181
Total Debt Outstanding[2]	$1,447,551	$1,448,486	$1,577,795	$1,638,693	$1,679,164
Net Assets	$1,476,469	$1,475,113	$1,449,815	$1,487,811	$1,496,133
Total Debt to Equity Ratio	0.99x	1.00x	1.11x	1.12x	1.16x
Net Debt to Equity Ratio	0.93x	0.93x	1.03x	1.07x	1.10x
Weighted Average Interest Rate on Debt Outstanding[3]	6.6%	6.7%	6.2%	6.7%	7.0%

1. See appendix for a description of the non-GAAP measures as necessary.
2. Net of unamortized financing costs.
3. Includes effect of the interest rate swap agreements the Company entered into in connection with the issuance of our unsecured notes.

8

OAKTREE
OCSL | Specialty Lending Corporation

Net Asset Value Per Share Bridge


$21.00
$20.00
$19.00
$18.00
$17.00
$16.00
$15.00
$14.00
Adjusted NII
$0.37
Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes
$0.07
$16.75
$0.38
-$0.01
$0.17
-$0.12
$0.01
-$0.42
$16.76
3/31/25 NAV
GAAP Net Investment Income
Interest Income Accretion Related to Merger Accounting Adjustments
Net Unrealized Appreciation / (Depreciation)1
Net Realized Gain / (Loss)1
Net Realized & Unrealized Loss Related to Merger Accounting Adjustments
Quarterly Distribution
6/30/25 NAV

Note: Numbers may not sum due to rounding. Net asset value per share amounts are based on the shares outstanding at each respective quarter end. Net investment income per share, net unrealized appreciation / (depreciation), and net realized gain / (loss) are based on the weighted average number of shares outstanding for the period. Numbers may not sum due to rounding. See appendix for a description of the non-GAAP measures.

1. Excludes reclassifications of net unrealized appreciation / (depreciation) to net realized gains / (losses) as a result of investments exited during the quarter.

9

OAKTREE
OCSL | Specialty Lending Corporation

Capital Structure Overview

0.90x to 1.25x
Target Leverage Ratio

Investment Grade Rated
By Moody's And Fitch

65%
Unsecured Borrowings

$730mm
Available Liquidity[2]

Funding Sources

	Facility Size	6/30/25 Outstanding	Interest Rate	Maturity
Secured Debt				
Corporate Revolver	$1,160	$510	SOFR + 1.875%	Apr-30
Secured Debt Subtotal	**$1,160**	**$510**		
Unsecured Debt				
2027 Notes	$350	$350	2.70% (SOFR + 1.66%)[1]	Jan-27
2029 Notes	$300	$300	7.10% (SOFR + 3.13%)[1]	Feb-29
2030 Notes	$300	$300	6.34% (SOFR + 2.19%)[1]	Feb-30
Unsecured Debt Subtotal	**$950**	**$950**		
Total Debt	**$2,110**	**$1,460**		

Maturities

($ in millions)


$1,500
$1,000
$500
$0
Unsecured Debt
Credit Facilities Drawn
Credit Facilities Undrawn
$350
$300
$650
$510
$300
2026
2027
2028
2029
2030

Diverse and flexible sources of debt capital with ample liquidity

As of June 30, 2025
Note: Numbers may not sum due to rounding.
1. The Company entered into an interest rate swap agreement under which the Company receives a fixed interest rate and pays a floating rate based on three-month SOFR plus a spread.
2. Liquidity was composed of $80 million of unrestricted cash and cash equivalents and $650 million of undrawn capacity under the credit facilities (subject to borrowing base and other limitations).

10

OAKTREE
OCSL | Specialty Lending Corporation

Funding and Liquidity Metrics

Leverage Utilization

($ in millions)


$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,568
$908
$1,660
$2,568
$958
$1,610
$2,510
$1,040
$1,470
$2,110
$650
$1,460
9/30/24
12/31/2024
3/31/2025
6/30/2025
Total Debt Outstanding
Undrawn Capacity

($ in millions)	9/30/24	12/31/24	3/31/25	6/30/25
Cash and Equivalents	$64	$113	$98	$80
Net Assets	$1,488	$1,450	$1,475	$1,476
Total Leverage	1.12x	1.11x	1.00x	0.99x
Net Leverage	1.07x	1.03x	0.93x	0.93x

Liquidity Overview

($ in millions)	9/30/24	12/31/24	3/31/25	6/30/25
Credit Facilities Committed	$1,618	$1,618	$1,560	$1,160
Credit Facilities Drawn	-$710	-$660	-$520	-$510
Cash and Equivalents	$64	$113	$98	$80
Total Liquidity	**$971**	**$1,071**	**$1,138**	**$730**
Unfunded Commitments[1]	-$284	-$275	-$273	-$278
Unavailable Unfunded Commitments[2]	$37	$32	$21	$14
Adjusted Liquidity	**$724**	**$827**	**$886**	**$466**

Ample liquidity to support funding needs[3]

Note: Numbers may not sum due to rounding.
1. Excludes unfunded commitments to the Kemper JV and Glick JV.
2. Includes unfunded commitments ineligible to be drawn due to certain limitations in credit agreements.
3. As of June 30, 2025, we have analyzed cash and cash equivalents, availability under our credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believe our liquidity and capital resources are sufficient to invest in market opportunities as they arise.

11

OAKTREE
OCSL | Specialty Lending Corporation

Strategic Joint Ventures are Accretive to Earnings

OCSL's JVs are income-enhancing vehicles that primarily invest in senior secured loans of middle market companies and other corporate debt securities

Key Attributes:

- Equity ownership: 87.5% OCSL and 12.5% joint venture partner
- Shared voting control: 50% OCSL and 50% joint venture partner

Kemper JV Characteristics

(At fair value)

$128mm OCSL's Investments in the Kemper JV	**4.5%** % of OCSL's Portfolio
$3.4mm Net Investment Income[1]	**10.5%** Return on OCSL's Investment (Annualized)[2]

Glick JV Characteristics

(At fair value)

$47mm OCSL's Investments in the Glick JV	**1.7%** % of OCSL's Portfolio
$1.3mm Net Investment Income[3]	**10.5%** Return on OCSL's Investment (Annualized)[2]

Combined Portfolio Summary

Investment Portfolio	First Lien	Portfolio Company Count	Wtd. Avg. Debt Portfolio Yield	Leverage Ratio
$442mm	97%	54	8.9%	1.3x

As of June 30, 2025

1. Represents OCSL's 87.5% share of the Kemper JV's net investment income (excluding subordinated note interest expense) earned during the quarter ended June 30, 2025.
2. Calculated as OCSL's share of each respective joint venture's net investment income annualized, divided by the fair value of OCSL's investments in each joint venture as of March 31, 2025.
3. Represents OCSL's 87.5% share of the Glick JV's net investment income (excluding subordinated note interest expense) earned during the quarter ended June 30, 2025.

12

Appendix

Quarterly Statement of Operations For the three months ended ($ in thousands) 6/30/2025 3/31/2025 12/31/2024 9/30/2024 6/30/2024 Investment income Interest income $69,390 $70,523 $78,422 $83,626 $85,953 PIK interest income $5,070 $4,531 $5,728 $6,018 $6,149 Fee income $286 $1,742 $1,679 $3,897 $1,460 Dividend income $525 $772 $818 $1,144 $1,404 GAAP total investment income $75,271 $77,568 $86,647 $94,685 $94,966 Interest income amortization related to merger accounting -$974 -$373 $423 $315 $607 adjustments Adjusted total investment income $74,297 $77,195 $87,070 $95,000 $95,573 Expenses Base management fee $7,195 $7,795 $8,144 $8,550 $11,781 Part I incentive fee $5,767 $6,733 $7,913 $8,943 $8,341 Part II incentive fee -————-Interest expense $31,061 $28,191 $30,562 $32,058 $32,513 Other operating expenses1 $3,070 $2,616 $2,590 $2,191 $2,466 Total expenses $47,093 $45,335 $49,209 $51,742 $55,101 Management fees waived -—$367 -$750 -$750 -$1,500 Part I incentive fees waived -$5,359 -$6,733 -$6,377 -$1,228 -$3,210 Net expenses $41,734 $38,235 $42,082 $49,764 $50,391 (Provision) benefit for taxes on net investment income -$56 -$278 -$263 -—- GAAP net investment income $33,481 $39,055 $44,302 $44,921 $44,575 Less: Interest income accretion related to merger accounting -$974 -$373 $423 $315 $607 adjustments Add: Part II incentive fee -————- Adjusted net investment income $32,507 $38,682 $44,725 $45,236 $45,182 Note: See appendix for a description of the non-GAAP measures. 14 1. Includes professional fees, directors fees, administrator expense and general and administrative expenses.

Quarterly Statement of Operations (continued) For the three months ended ($ in thousands, except per share amounts) 6/30/2025 3/31/2025 12/31/2024 9/30/2024 6/30/2024 Net realized and unrealized gains (losses) Net unrealized appreciation (depreciation) $18,572 -$82,023 -$19,614 $43,179 $26,199 Net realized gains (losses) -$13,432 $6,705 -$17,310 -$51,848 -$69,452 (Provision) benefit for taxes on realized and unrealized gains (losses) -$269 $14 -$139 $661 -$202 GAAP net realized and unrealized gains (losses), net of taxes $4,871 -$75,304 -$37,063 -$8,008 -$43,455 Net realized and unrealized losses (gains) related to merger accounting $859 -$56 -$61 -$314 -$600 adjustments Adjusted net realized and unrealized gains (losses), net of taxes $5,730 -$75,248 -$37,124 -$8,322 -$44,055 GAAP net increase (decrease) in net assets resulting from operations $38,352 -$36,249 $7,239 $36,913 $1,120 Interest income amortization (accretion) related to merger accounting adjustments -$974 $373 $423 $315 $607 Net realized and unrealized losses (gains) related to merger accounting $859 -$56 -$61 -$314 -$600 adjustments Adjusted earnings (loss) $38,237 -$36,566 $7,601 $36,914 $1,127 Per share data: GAAP total investment income $0.85 $0.90 $1.05 $1.15 $1.16 Adjusted total investment income $0.84 $0.90 $1.06 $1.16 $1.17 GAAP net investment income $0.38 $0.45 $0.54 $0.55 $0.54 Adjusted net investment income $0.37 $0.45 $0.54 $0.55 $0.55 GAAP net realized and unrealized gains (losses), net of taxes $0.06 -$0.88 -$0.45 -$0.10 -$0.53 Adjusted net realized and unrealized gains (losses), net of taxes $0.07 -$0.88 -$0.45 -$0.10 -$0.54 GAAP net increase/decrease in net assets resulting from operations $0.44 -$0.42 $0.09 $0.45 $0.01 Adjusted earnings (loss) $0.43 -$0.43 $0.09 $0.45 $0.01 Weighted average common shares outstanding 88,086 85,916 82,245 82,245 81,830 Shares outstanding, end of period 88,086 88,086 82,245 82,245 82,245 15

Strategic Actions In Support of OCSL • On February 3, Oaktree purchased $100 million of newly issued shares of OCSL common stock at a price of $17.63/share equal to net asset value per share on January 31, 2025 Equity Raise • This transaction represented a 10% premium to the closing stock price on January 31, 2025, and resulted in a nearly 7% increase in net assets at the time of share issuance • The equity raise (coupled with additional leverage) increased dry powder for deployment, enabling growth and further diversification of the portfolio • In the first fiscal quarter of 2025, Oaktree instituted an incentive fee cap (i.e., a total return hurdle). In the third fiscal quarter, this resulted in a waiver of $5.4 million of Part I incentive fees. Since the implementation of the incentive fee cap, Oaktree has waived $18.5 million in Part I incentive fees. New Incentive Fee Cap • This new arrangement includes a lookback provision that commences October 1, 2024, building to a rolling 12 quarter lookback by the Company’s 2027 fiscal year-end • Although we have voluntarily waived fees in previous quarters, this formalizes our process and provides clarity Oaktree remains committed to the long-term growth and success of OCSL 16

Non-GAAP Disclosures The OCSI Merger and the OSI2 Merger (the “Mergers”) were accounted for as asset acquisitions in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues (“ASC 805”). The consideration paid to each of the stockholders of OCSI and OSI2 were allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than “non-qualifying” assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the OCSI Merger or OSI2 Merger, as applicable. Additionally, immediately following the completion of the Mergers, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation / depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete / amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation / depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete / amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain / loss with a corresponding reversal of the unrealized appreciation / depreciation on disposition of such equity investments acquired. The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes “Adjusted Total Investment Income”, “Adjusted Total Investment Income Per Share”, “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the accretion income resulting from the new cost basis of the investments acquired in the Mergers because these amounts do not impact the fees payable to Oaktree under its second amended and restated investment advisory agreement (the “A&R Advisory Agreement”), and specifically as its relates to “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”, without giving effect to Part II incentive fees. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes”, “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share”, “Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” are useful to investors as they exclude the non-cash income/gain resulting from the Mergers and used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics align the Company’s key financial measures with the calculation of incentive fees payable to Oaktree under with the A&R Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of Oaktree absent such exclusion). 17

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